UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 9, 2007

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, CA 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 7.01.	Regulation FD Disclosure.

On February 9, 2007, DaVita Inc. (the “Company”) issued a press release announcing that it is seeking an amendment and restatement to its existing Senior Secured Credit Facilities and discussing its operating income guidance for 2006. Furnished hereto as Exhibit 99.1 is a copy of the press release issued by the Company.

The information contained in this Item 7.01 of this Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (The “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On February 9, 2007, the Company issued a press release pursuant to Rule 135c of the Securities Act of 1933, as amended (“Rule 135c”) announcing the offering of $400 million aggregate principal amount of senior notes due 2013 (the “Notes”) in a private placement. The Notes are part of the same series of debt securities as the $500 million aggregate principal amount of 6-5/8% senior notes that were issued in March 2005. On February 9, 2007, the Company also issued a press release pursuant to Rule 135c announcing that it had priced the offering of the Notes. Attached hereto as Exhibits 99.2 and 99.3 are copies of the press releases issued by the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of DaVita Inc., dated February 9, 2007.

99.2	Press Release of DaVita Inc., dated February 9, 2007.

99.3	Press Release of DaVita Inc., dated February 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: February 9, 2007	By:	/s/ Joseph Schohl
Joseph Schohl
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of DaVita Inc., dated February 9, 2007.

99.2	Press Release of DaVita Inc., dated February 9, 2007.

99.3	Press Release of DaVita Inc., dated February 9, 2007.